CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Balanced Fund (K-1)


         We consent to the use of our report dated August 8, 1997 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.


                                                 /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
September 2, 1997